                                                                    Exhibit 99.2
                                                                    ------------

                          DETACH CARD BEFORE MAILING

                            RUBBERMAID INCORPORATED

          Board of Directors Proxy for Special Meeting, March 11, 1999


     The undersigned, having received the Notice of Meeting and Joint Proxy Statement/Prospectus, hereby makes, constitutes, and appoints Charles A. Carroll, James A. Morgan and Wolfgang R. Schmitt, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the special meeting of stockholders of Rubbermaid Incorporated to be held on March 11, 1999, at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, and all postponements and adjournments of the special meeting.

     When this proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the proposal.

     You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. Your shares cannot be voted unless you sign and return this card.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.
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                                                 ADMISSION TICKET
                                                 Special Meeting of Stockholders

[Rubbermaid logo]
RUBBERMAID INCORPORATED
1147 Akron Road
Wooster, Ohio 44691 USA


You are cordially invited to attend the special meeting of stockholders on Thursday, March 11, 1999, at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts. The meeting will begin at 11:00 a.m. EDT. Admission is limited to stockholders, their proxies, and guests of the Company. To avoid delay at the entrance to the meeting, please present this ticket.

                            PROXY CARD INSTRUCTIONS

Please mark the box on the proxy card to indicate how your shares should be voted. Sign, date and return your proxy as soon as possible in the enclosed postage paid envelope. Votes will be tallied by Boston EquiServe, our transfer agent. Any comments noted on the proxy card or an attachment will be forwarded by Boston EquiServe to Rubbermaid.

                          DETACH CARD BEFORE MAILING

     Please mark
 X   your vote as in
---  this example.

A vote FOR is recommended by the Board of Directors for the following proposal:

                                                FOR     AGAINST     ABSTAIN
1.   Adoption of the merger agreement                                           I plan to attend the special meeting
                                                ---       ---         ---                                                       ---

                                                                                I have made comments on this card or attachment
                                                                                                                                ---

                                                                                Mark here for address change and note at left
                                                                                                                                ---

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature                             Date          , 1999               Signature                             Date          , 1999
          ---------------------------     ----------                               ---------------------------     ----------

              Please sign this proxy as the name(s) appear above.